Exhibit 10.1

LOGITECH INTERNATIONAL S.A.

2012 INDUCEMENT EQUITY PLAN

The terms and conditions of this 2012 Inducement Equity Plan are set out below.

1. Purposes of the Plan. The purposes of this Plan are:

•	to provide inducement material to individuals entering into employment with the Company, and

•	to promote the success of the Company’s business.

Awards granted under the Plan may be structured, in the discretion of the Administrator, to qualify for preferential tax treatment afforded by jurisdictions in which Awards are granted.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(c) “Applicable Laws” means the requirements relating to the administration of stock plans under Swiss laws, U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means any award of an Option or a Restricted Stock Unit under the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(g) “Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

(h) “Company” means Logitech International S.A., a company incorporated under the laws of Switzerland.

(i) “Director” means a member of the Board.

(j) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k) “Employee” means any person, including officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l) “Fair Market Value” means, if the date in question is a market trading day, the value of a Share determined as the closing sales price for the Shares (or the closing bid, if no sales were reported) as quoted on the SWX Swiss Exchange or the Nasdaq Global Select Market or on such other exchange or system on which the Shares are traded, as reported in such source as the Administrator deems reliable, or, if the date in question is not a market trading day, the closing price or bid, if applicable, as so reported for the last market trading day preceding the day in question, except that “Fair Market Value” may, if designated by the Administrator, also mean the average of the closing sales prices for the Shares as so quoted or reported over a period of not more than 30 days before and/or after the date in question.

(m) Intentionally Omitted.

(n) “Nonstatutory Stock Option” shall mean an option not described in Section 422 of the Code.

(o) “Option” means a stock option granted pursuant to the Plan.

(p) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(q) “Participant” means an Employee or Director who holds an outstanding Award.

(r) Intentionally Omitted.

(s) “Plan” means this 2012 Inducement Equity Plan.

(t) Intentionally Omitted.

(u) “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the agreement evidencing the Award of Restricted Stock Units.

(v) Intentionally Omitted.

(w) “Service” means service as Service Provider. Service shall not terminate solely as a result of a Service Provider’s change in status from Director to Employee or from Employee to Director. Service shall not terminate in the case of transfers between locations of the Company or among the Company, any Parent, any Subsidiary, any Affiliate or any successor.

(x) “Service Provider” means a Director or Employee.

(y) “Share” means a registered share of the Company, and shall also refer, where appropriate, to American Depositary Shares representing registered shares, all as adjusted in accordance with Section 15 of the Plan.

(z) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Shares Subject to the Plan.

(a) Basic Limitation. Subject to adjustment as provided in Section 15 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and issued under the Plan is one million eight hundred thousand (1,800,000) Shares. The Shares may be authorized but unissued, conditionally issued or reacquired Shares.

(b) Intentionally Omitted.

(c) Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Restricted Stock Units.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii) Intentionally Omitted.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the U.S. Securities Exchange Act of 1934, as amended, the Plan shall be administered by a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the express provisions and limitations set forth in this Plan and, in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of the Plan, including, without limitation, the following:

(i) to determine the Fair Market Value of the Shares, in accordance with Section 2(l) of the Plan;

(ii) to select the Employees to whom Awards may be granted hereunder, to determine the timing of any such Awards, and to grant Awards;

(iii) to determine whether and to what extent Options or Restricted Stock Units, or any combination thereof, are granted hereunder;

(iv) to determine the number of Shares to be covered by each Award granted hereunder;

(v) to approve and amend forms of agreements or other documents evidencing Awards made under the Plan (which need not be identical);

(vi) to grant Awards under this Plan and determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised or vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, rules and regulations relating to (A) sub-plans established for the purpose of complying with, or qualifying for preferred tax treatment under, the tax laws of any country or jurisdiction where Awards are granted under the Plan and (B) the issuance of Shares hereunder to a depositary to be represented by American Depositary Shares;

(ix) to modify or amend any Award (subject to Section 20(c) of the Plan), including the discretionary authority to accelerate the exercisability or vesting of all or part of any Award or to extend the post-termination exercisability period of Options;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise or settlement of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(xii) to make all other determinations and decisions deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Awards may be granted to Employees so long as the following requirements are met: (a) the Employee was not previously an Employee or Director, or the Employee is returning to employment of the Company following a bona-fide period of non-employment; and (b) the grant of an Award is an inducement material to the Employee’s entering into employment with the Company. If otherwise eligible, an Employee who has been granted an Award may be granted additional Awards at the sole discretion of the Administrator. Notwithstanding the foregoing, an Employee may be granted an Award in connection with a merger or acquisition, to the extent permitted by Nasdaq Listing Rule 5635(c)(3) and the official guidance thereunder.

6. Limitations.

(a) No Right to Continued Employment, Future Grants. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Company or a Subsidiary thereof, nor shall they interfere in any way with the Participant’s right or the Company’s or any Subsidiary’s right to terminate such employment at any time, with or without cause. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted under this Plan is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

(b) Intentionally Omitted.

7. Effective Date and Expiration of Plan. This Plan was adopted by the Board of Directors on March 28, 2012. The Plan shall continue in effect until March 28, 2022, unless terminated earlier under Section 20 of the Plan.

8. Options

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by an agreement between the Participant and the Company in such form (including by electronic communications) and such terms, conditions and restrictions as may be approved by the Administrator (the “Stock Option Agreement”). Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify that the Option is a Nonstatutory Stock Option. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares subject to the Option and shall provide for the adjustment of such number in accordance with Section 15.

(c) Option Exercise Price. The per Share exercise price for which one Share may be purchased upon exercise of an Option shall be determined by the Administrator and set out in the Stock Option Agreement; provided that the per Share exercise price shall in no event be less than 100% of the Fair Market Value of a Share on the date of grant.

(d) Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option. A Stock Option Agreement may provide for accelerated exercisability in the event of the Participant’s death, disability or retirement or other events.

(e) Buyout Provisions. The Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize a Participant to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.

(f) Option Exercise Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of: (i) cash, (ii) cash equivalents, (iii) full-recourse promissory note, (iv) other Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, (vi) any combination of the foregoing methods of payment; or (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws. If the Company is subject to Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended, and if the Participant is a Director or executive officer of the Company, he or she may pay the exercise price with a promissory note only to the extent permitted by Section 13(k).

(g) No Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to any Shares subject to Options until such Shares have been issued.

(h) Termination of Participant’s Service. Upon termination of a Participant’s Service, the Participant (or any person having the right to exercise the Option after his or her death) may exercise his or her Option within such period of time as is specified in the Stock Option Agreement to the extent that he or she is entitled to exercise it on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement). In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for ninety (90) days following the termination of the Participant’s Service for any reason other than death or Disability, and the Option shall remain exercisable for one (1) year following the termination of the Participant’s Service for reason of death or Disability.

9. Intentionally Omitted.

10. Intentionally Omitted.

11. Restricted Stock Units.

(a) Restricted Stock Unit Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by an agreement between the Participant and the Company in such form (including by electronic communications) and such terms, conditions and restrictions as may be approved by the Administrator (the “Restricted Stock Unit Agreement”). Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Participant.

(c) Vesting Conditions. The grant, issuance, retention and/or vesting of Shares under Restricted Stock Unit Awards shall be at such time and in such installments as determined by the Administrator or under criteria established by the Administrator. The Administrator shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares under Restricted Stock Unit Awards subject to continued employment, passage of time and/or performance criteria as deemed appropriate by the Administrator. A Restricted Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.

(d) Voting and Dividend Rights. The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Restricted Stock Unit awarded under the Plan may, at the Administrator’s discretion, carry with it a right to dividend equivalents. Such right entitles the Participant to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach.

(e) Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as set out in the Restricted Stock Unit Agreement or as the Administrator shall determine. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Restricted Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Section 15.

(f) Death of Recipient. Any Award of Restricted Stock Units that becomes payable after the Participant’s death shall be distributed to his or her designated beneficiary or beneficiaries or, if none was designated, the Participant’s estate.

(e) Termination of Employment. The Restricted Stock Unit Agreement may provide for the forfeiture or cancellation of the Restricted Share Award, in whole or in part, in the event of the termination of Service of the Participant to whom it was granted.

(g) Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

12. Intentionally Omitted.

13. Suspension or Termination of Awards. If at any time (including after a notice of exercise has been delivered) the Administrator reasonably believes that a Participant has committed an act of misconduct as described in this Section 13, the Administrator may suspend the Participant’s right to exercise any Award, pending a determination of whether an act of misconduct has been committed. If the Administrator determines that a Participant has committed an act of embezzlement, fraud or breach of fiduciary duty, or if a Participant makes an unauthorized disclosure of any trade secret or confidential information of the Company or any of its Subsidiaries, or induces any customer to breach a contract with the Company or any of its Subsidiaries, neither the Participant nor his or her estate shall be entitled to exercise unexercised Options or continue vesting in Restricted Stock Units, and any unexercised Options and unvested and/or vested but not yet settled Restricted Stock Units shall be forfeited. Any determination by the Administrator with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is a Vice President or above the determination of the Administrator shall be subject to the approval of the Board.

14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, by beneficiary designation or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments Upon Changes in Capitalization.

(a) Changes in Capitalization. In the event of a declaration of a stock dividend, stock split, combination or reclassification of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar event affecting the Shares or other securities of the Company, the Administrator shall appropriately and equitably adjust the number and kind of Shares or other securities which are subject to this Plan or subject to any Awards previously granted, and/or the exercise or settlement prices of such Awards, in order to reflect such change and thereby preclude a dilution or enlargement of benefits under an Award.

(b) No Rights. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference securities ahead of or affecting the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided in this Plan (i) the issuance by the Company of shares or any class of securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options or other Awards previously granted or the purchase price per Share.

(c) No Fractional Shares. No right to purchase fractional Shares shall result from any adjustment in Options pursuant to this Section 15. In case of any such adjustment, the Shares subject to the Option shall be rounded down to the nearest whole share.

(d) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise an Option until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any forfeiture condition applicable to any Shares issued under the Plan shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

16. Merger, Reorganization or Asset Sale. In the event the Company is a party to a merger, consolidation or reorganization, or the sale of substantially all of the assets of the Company, then each outstanding Award shall be subject to the agreement of merger, consolidation or reorganization or sale. Such agreement shall provide for one or more of the following:

(a) The continuation of outstanding Awards by the Company (if the Company is the surviving corporation).

(b) The assumption of outstanding Awards by the surviving corporation or its parent.

(c) The substitution by the surviving corporation or its parent of new awards for outstanding Awards.

(d) Full exercisability of outstanding Options and full vesting of the Shares subject to them, followed by the cancellation of such Options. The full exercisability of outstanding Options and full vesting of such Shares, and any exercise of outstanding Options, may be contingent on the closing of the merger, reorganization, consolidation or asset sale.

(e) The cancellation of outstanding Options and SARs and a payment to the holding Participants equal to the excess of (i) the Fair Market Value of the Shares subject to such Options (whether or not such Options are then exercisable or such Shares are then vested) as of the closing date of such merger, reorganization, consolidation or asset sale, over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Options would have become exercisable or such Shares would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Options would have become exercisable or such Shares would have vested. If the Exercise Price of the Shares subject to such Options exceeds the Fair Market Value of such Shares, then such Options may be cancelled without making a payment to the Participants. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f) The cancellation of outstanding Restricted Stock Units and a payment to the Participants equal to the Fair Market Value of the Shares subject to such Restricted Stock Units (whether or not such Restricted Stock Units are then vested) as of the closing date of such merger or consolidation. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Restricted Stock Units would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested. For purposes of this Subsection (f), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

17. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

18. Tax Withholding. To the extent required by Applicable Law, the Administrator may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Award or any sale of Shares. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. To the extent permitted or required by the Administrator, these obligations may or shall be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant.

19. Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Administrator be deemed to be a trustee of securities or cash to be awarded under the Plan.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Intentionally Omitted.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant under an existing Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares shall comply with Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the issuance of Shares under the Plan, the Company may require the Participant to represent and warrant at the time of any such issuance that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Liability of Company.

The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award granted under this Plan.